Exhibit 21.1

ENSTAR GROUP LIMITED
LISTING OF SUBSIDIARIES(1)
As of December 31, 2024

Name	Jurisdiction of Incorporation
AG Australia Holdings Limited	Australia
Alpha Insurance NV	Belgium
B.H. Acquisition Limited	Bermuda
Brake Systems, Inc.	Delaware
BWDAC, Inc.	Delaware
Cavello Bay Reinsurance Limited	Bermuda
Clarendon National Insurance Company	Texas
Cranmore (UK) Limited	United Kingdom
Cranmore (US) Inc.	Delaware
Cranmore Europe BVBA	Belgium
Cranmore Insurance & Reinsurance Services Europe Limited	Ireland
DCo LLC	Virginia
Deer Ltd.	Bermuda
Deer Merger Sub 2 Ltd.	Bermuda
Deer Merger Sub Ltd.	Bermuda
East Point Reinsurance Company of Hong Kong Limited	Hong Kong
EFMG LLC	Virginia
Enhanzed Reinsurance Ltd.	Bermuda
Enstar (EU) Holdings Limited	United Kingdom
Enstar (EU) Limited	United Kingdom
Enstar (US Asia-Pac) Holdings Limited	United Kingdom
Enstar (US) Inc.	Delaware
Enstar Acquisitions Limited	United Kingdom
Enstar Asia Pacific Pty Ltd	Australia
Enstar Australia Holdings Pty Limited	Australia
Enstar Australia Limited	Australia
Enstar Finance LLC	Delaware
Enstar Holdco Limited	Bermuda
Enstar Holdings (US) LLC	Delaware
Enstar Insurance Management Services Ireland Limited	Ireland
Enstar Limited	Bermuda
Enstar Managing Agency Limited	United Kingdom
Enstar Solutions II LLC	Delaware
Enstar USA, Inc.	Georgia
EPE, Inc.	California
Fitzwilliam Insurance Limited	Bermuda
Fletcher Reinsurance Company	Missouri
Friction Inc.	Delaware
Friction Materials, Inc.	Massachusetts
Gordian Runoff Limited	Australia
Goshawk Insurance Holdings Limited	United Kingdom

Kenmare Holdings Ltd.	Bermuda
Kinsale Brokers Limited	United Kingdom
Mercantile Indemnity Company Limited	United Kingdom
Midland Brake, Inc.	Delaware
Morse TEC LLC	Delaware
Regis Agencies Limited	United Kingdom
River Thames Insurance Company Limited	United Kingdom
Rombalds Run-Off Limited	United Kingdom
SGL No.1 Limited	United Kingdom
Shelbourne Group Limited	United Kingdom
StarStone Corporate Capital 1 Limited	United Kingdom
StarStone Corporate Capital Limited	Ireland
StarStone Finance Limited	United Kingdom
StarStone Insurance SE	Liechtenstein
StarStone Insurance Services Limited	United Kingdom
United Brake Systems Inc.	Delaware
Yosemite Insurance Company	Oklahoma

Notes:
(1) The subsidiary listing excludes noncontrolled entities and branches of subsidiaries. Subsidiaries marked with an asterisk are not wholly held, directly or indirectly, by Enstar Group Limited.